                                                                    EXHIBIT 11.2


                           PREFERRED NETWORKS, INC.
                  COMPUTATION OF HISTORICAL NET LOSS PER SHARE



                                                                                           Three Months       Three Months
                                                                                              Ended             Ended
                                                                                          September 30,      September 30,
                                                                                              1996              1995
                                                                                          -------------      --------------
Primary and fully diluted:
  Weighted average common  stock outstanding
    during the period ..........................................................           14,479,226         4,138,496
  Effect of Common Stock equivalents issued
    subsequent to December 18, 1994 computed
    in accordance with the treasury stock method
    as required by the SEC (1) .................................................                 --           5,019,913
                                                                                          -----------       -----------

          Total ................................................................           14,479,226         9,158,409
                                                                                          ===========       ===========

Net loss .......................................................................          $(2,507,798)      $  (676,365)

Less: Accretion of Series A and Series B Redeemable
   Convertible Preferred Stock .................................................                 --             (49,456)
Less:  Series B Redeemable Convertible Preferred
   Stock dividend requirements .................................................                 --            (502,517)
                                                                                          -----------       -----------

Net loss attributable to Common Stock and Common
   Stock equivalents ...........................................................          $(2,507,798)      $(1,228,338)
                                                                                          ===========       ===========

Historical net loss per share of Common Stock ..................................          $      (.17)      $      (.13)
                                                                                          ===========       ===========




                                                                                            Nine Months       Nine Months
                                                                                              Ended            Ended
                                                                                          September 30,      September 30,
                                                                                              1996              1995
                                                                                          -------------      --------------

Primary and fully diluted:
  Weighted average common stock outstanding
    during the period ..........................................................           12,139,292         4,138,496
Effect of Common Stock equivalents issued
    subsequent to December 18, 1994 computed
    in accordance with the treasury stock method
    as required by the SEC (1) .................................................            1,112,483         5,019,913
                                                                                          -----------       -----------

         Total .................................................................           13,251,775         9,158,409
                                                                                          ===========       ===========

Net loss .......................................................................          $(5,486,486)      $(1,704,862)

Less: Accretion of Series A and Series B Redeemable
    Convertible Preferred Stock (2) ............................................             (202,235)          (56,798)

Less: Series B Redeemables Convertible Preferred
   Stock dividend requirements .................................................             (353,651)         (551,531)
                                                                                          -----------       -----------
Net loss attributable to Common Stock and Common
   Stock equivalents ...........................................................          $(6,042,372)      $(2,313,191)
                                                                                          ===========       ===========

Historical net loss per share of Common Stock ..................................          $      (.46)      $      (.25)
                                                                                          ===========       ===========

-----------------------------------------------------
(1) Pursuant to Securities and Exchange Commission Staff Accounting bulletin No. 83, Common Stock equivalents (including a portion of Series A Redeemable Convertible Preferred Stock and all of Series B Redeemable Convertible Preferred Stock) issued at prices equal to or below the initial public offering price per share ("cheap stock") during the twelve-month period immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented prior to the initial public offering.

(2) Amount represents the portion of the accretion related to Series A Redeemable Convertible Preferred Stock not treated as cheap stock.